UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

TTEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

9197 S. Peoria Street
Englewood, CO 80112-5833

(303) 397-8100
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 397-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., par value $0.01 per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2021, TTEC Holdings, Inc. (“TTEC”), through its subsidiary TTEC Government Solutions LLC (“TTEC Government Solutions”), entered into an Asset Purchase Agreement (the “Agreement”) with ALJ Regional Holdings, Inc. (“ALJ”) and Faneuil, Inc., a wholly-owned subsidiary of ALJ (“Faneuil,” and together with ALJ, the “Sellers”), pursuant to which and subject to the satisfaction of certain closing conditions, TTEC Government Solutions will acquire certain assets consisting of public sector and citizen experience contracts in the transportation infrastructure and healthcare exchange industries from Faneuil for cash consideration of $140.0 million plus certain future contingent payments, and customary adjustments. Approximately $15.0 million of cash consideration paid at closing shall be funded in escrow to cover certain specific indemnifications.

In addition, Faneuil agreed to grant TTEC a three-year call right and a right of first offer to purchase certain other assets of Faneuil in its utilities, commercial healthcare, proprietary technology, and certain other verticals.

The Agreement contains various representations, warranties, covenants, and indemnification obligations of the parties that are customary in transactions of this type. The closing of the acquisition is subject to satisfaction or waiver of customary conditions, including expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and client consents to the transfer of contracts. The Agreement also contains customary termination rights for both TTEC Government Solutions and the Sellers, including, among others, if the acquisition has not been completed by April 30, 2022.

The foregoing summary of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties thereto, (ii) are subject to the materiality standards that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Agreement or such other date as is specified in the agreement.

Item 7.01 Regulation FD Disclosure.

On December 22, 2021, TTEC issued a press release regarding the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of December 22, 2021, by and among TTEC Government Solutions LLC, Faneuil, Inc. and AJL Holdings, Inc.

99.1	Press release dated December 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2021	TTEC Holdings, Inc. (Registrant)
	By:	/s/ Regina M. Paolillo
	Name:	Regina M. Paolillo
	Title:	Chief Operating Officer

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